Exhibit 10.82

BRIDGE LOAN AGREEMENT

THIS BRIDGE LOAN AGREEMENT (this “Agreement”) is made by and between Accentia Biopharmaceuticals, Inc. (the “Company”) and Hopkins Capital Group II, LLC (the “Lender”).

WHEREAS, the Company desires to have a Bridge Loan Agreement for up to $7,500,000 (the “Line of Credit”);

WHEREAS, the Company requested that Lender provide the Line of Credit;

WHEREAS, the owners and managers of Lender have certain equity interests in the Company and desire that the Company have access to the requested Line of Credit;

WHEREAS, the Lender is willing to make the requested debt facility available to the Company on the terms and conditions contained in the herein; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

ARTICLE 1.

RECITALS AND DEFINITIONS

1.1 Incorporation of Recitals. It is expressly agreed that the recitals to this Agreement are incorporated herein and made an operative part of this Agreement.

1.2 Defined Terms. As used in this Agreement, the following terms shall have the following meanings. Other capitalized terms are defined elsewhere herein.

“Advance” shall mean the amount of approximately $4,200,000 that was advanced by Lender to the Company through the date hereof and which Advance constitutes part of the Facility Amount.

“Commitment Termination Date” shall mean the first to occur of: (i) the date on which the Company’s IPO is completed and closed or (ii) the total indebtedness owed to Laurus Mater Fund, Ltd. by the Company does not exceed $2,500,000.

“Default” shall have the meaning specified in Section 7.1.

“Effective Date” of this Agreement and the Facility shall mean the date on which this Agreement is signed by the last party required on the signature page to execute same.

“Event of Default” shall mean any of the events specified herein; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Maturity Date” shall mean the earlier of: (i) twenty-four (24) months from the Effective Date or (ii) a debt or equity financing transaction by the Company in an amount in excess of $35,000,000 net of commissions, discounts and placement fees.

“Facility” shall mean the $7,500,000 Line of Credit to be provided by the Lender to the Company pursuant to this Agreement.

“Facility Amount” shall mean $7,500,000.

“IPO” shall mean the initial public offering of the capital stock of Accentia.

1.3 Other Definitional Provisions.

(a) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection and Exhibit references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) “Includes” “including” and like expressions are not limiting, i.e., “including” implies “including, without limitation,” etc.

(d) “Or” shall have the meaning ordinarily attributed to “and/or.”

ARTICLE 2.

THE LOANS

2.1 Agreement to Make Loans. Lender agrees to loan up to the Facility Amount (giving effect to the Advance) to the Company in accordance with the terms and conditions hereof. Lenders obligation to make Loans hereunder is subject to the following funding requirements:

(a) for all Loans up to an aggregate principal amount of $5,000,000, Lender shall fund with in ten (10) days following written notice of Demand issued by the Company; and

(b) for all Loans in excess of the aggregate principal amount of $5,000,000, funding is conditioned on the Company satisfying one of the following: (i) the Company’s aggregate cash on hand must be less than $5,000,000, (ii) a continuing material default must exist in any Funding Document as defined in the Omnibus Amendment and Consent Agreement dated August 12, 2005 between the Company and Laurus Master Fund, Ltd, or (iii) the Lender must consent in writing to the Company’s Demand.

Notwithstanding the aggregate amount of Loans then made, Lender’s obligation to continue to make loans hereunder shall terminate on the Commitment Termination Date.

As used herein, the term “Loan” or “Loans” shall mean the loans made by the Lender in accordance with this Section 2.1. Any Loan, when repaid, may not be re-borrowed.

2.2 Notes. In order to evidence each Loan made under this Facility, the Lender may require the Company to execute and deliver to Lender a promissory note substantially in the form of Exhibit A hereto (each, a “Note”), payable to the order of the Lender and in a principal amount equal to the amount loaned. In the absence of a Note for any (or all Loans), Lender’s cancelled check or, in the absence of a cancelled check, the Company’s books, shall serve as confirmation of the Loan and the Loan shall have the terms provided in this Agreement.

2.3 Procedure for Making Loans.

(a) Subject to the terms and conditions herein, each Loan shall be in amounts requested by the Company and shall be in accordance with this Section 2.3. The Funding Date shall be least ten (10) Business Days’ following written notice of Demand (unless the Lender in its sole discretion consents to a shorter period of notice).

(b) On the Funding Date specified in such notice, the Lender shall make the Loan available to the Company by check.

2.4 Repayment of Loan Amounts. The Loans shall be due and payable by the Company, together with all accrued and unpaid interest thereon, on the Maturity Date, provided that: (i) there is no continuing material default in any Funding Document as defined in the Omnibus Amendment and Consent Agreement dated August 12, 2005 between the Company and Laurus Master Fund, Ltd, and (ii) at such time of proposed repayment, the total principal amount of outstanding indebtedness owed by the Company to Laurus Master Fund, Ltd. does not exceed $2,500,000. If the forgoing provisions are not satisfied on the Maturity Date, the loan shall be due and payable on the first date on which such provisions have been fully satisfied.

Unless a payment is received at a time when no Default or Event of Default exists and is earmarked for a specific purpose (e.g., a periodic interest payment), the general rule for application of payments to the Obligations shall call for application: (i) first, to accrued expense or indemnity Obligations then due under this Agreement or any Note; (ii) second, to accrued interest under any Note; and (iii) third, to principal of the Loans.

ARTICLE 3.

OTHER LOAN-RELATED PROVISIONS

3.1 Interest Rate and Payments. Interest shall be charged at a rate of four and one quarter per cent (4.25%) per annum (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears.

3.2 Subordination. All indebtedness owed by the Company and its Subsidiaries to the Lender and its Affiliates shall be unsecured and is subordinated as to repayment to the indebtedness owed by the Company to Laurus Master Fund, Ltd. and McKesson Corporation.

ARTICLE 4.

REPRESENTATIONS, WARRANTS AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to the Lender as of the date hereof that:

4.1 Existence. The Company: (a) is duly organized, validly existing and in good standing under the laws of the State of Florida and (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

4.2 Power: Authorization: Enforceable Obligations. The Company: (i) has the power and authority, and the legal right, to make, deliver and perform this Agreement, entered into the Facility, borrow funds from Lender, and execute Loans hereunder. (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and the borrowing of the Loans on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person (including Persons who are beneficiaries of Contractual Obligations of the Company) is required to be obtained or made by or on behalf of the Company in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Legal or Contractual Bar. The borrowing of the Loans hereunder and the use of the proceeds thereof by the Company: (a) do not and will not violate any Requirement of Law or Contractual Obligation of the Company or permit the acceleration of any obligation of the Company pursuant to any such Contractual Obligation and (b) do not and will not result in, or require, the creation of imposition of any Lien on any of the Company’s properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

4.4 Brokers. No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated thereby, and no broker or finder is entitled to any brokerage or finder’s fees or other commission in respect of such transactions based in any way on agreements, arrangements or understandings made by or on behalf of the Company.

4.5 Waiver. The Company has waived any potential conflict of interest which could otherwise ever be asserted against the Lender and its managers and owners arising out of matters relating to this Agreement or the Facility.

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to the Company that:

5.1 Existence. The Lender: (a) is duly organized, validly existing and in good standing under the laws of its State of organization and (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged.

5.2 Power: Authorization: Enforceable Obligations. The Lender: (i) has the power and authority, and the legal right, to make, deliver and perform this Agreement, and to lend funds to the Company hereunder, (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person (including Persons who are beneficiaries of Contractual Obligations of the Company) is required to be obtained or made by or on behalf of the Lender in connection with the execution, delivery, performance, validity or enforceability of this Agreement. This Agreement has been duly executed and delivered by the Lender. This Agreement constitutes the legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE 6.

CONDITIONS OF LENDING

The obligation of the Lender to make any Loan hereunder is subject to the following conditions precedent, each of which may be waived in the discretion of the Lender:

6.1 Representations and Warranties. Each of the representations and warranties made by the Company pursuant to this Agreement (or in any amendment, modification or supplement hereto or thereto) shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

6.2 No Default. The Company shall have complied with each and every covenant and agreement applicable to it contained in this Agreement and no Event of Default shall have occurred and be continuing on such date or after giving effect to the applicable Loan.

6.3 Other Documentation. The Lender shall have received such other documentation and information as it may reasonably request.

ARTICLE 7.

EVENTS OF DEFAULT

7.1 Event of Default. The following are Events of Default under this Agreement and under all Loans and Notes hereunder:

(a) The Company shall fail to pay: (i) any principal of the Loan when due in accordance with the terms hereof of (ii) any interest on the Loan, in either case within then (10) Business Days of the date when due in accordance with the terms hereof; or

(b) The Company shall default in the observance or performance of any other covenant or agreement contained in this Agreement and such default continues for fifteen (15) days after the date that the Lender has given written notice to the Company specifying such default and requiring that it be remedied; or

(c) (i) The Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy,

insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors, or (C) cease doing business in the ordinary course; or (ii) there shall be commenced against the Company any case, proceeding or other action or a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 50 days from the entry thereof; or (iv) the Company shall take any corporate action in furtherance of, or indicating its consent to, approval of or acquiescence in any of the acts set fort in clause (i), (ii), or (iii) above; or (v) the Company shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

(d) Any representation or warranty made by the Company under this Agreement shall be false or incorrect in any material respect on the date such representation or warranty was made; or

(e) This Agreement or any Note shall, for any reason, fail or cease to be enforceable in any material respect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection (c) above, with respect to the Company, automatically the Loan hereunder (with accrued interest thereon) and all other amounts owing under this Agreement or any Note shall immediately become due and payable, (B) if such event is any other Event of Default, the Lender may, by written notice to the Company, declare the Loan hereunder (with accrued but unpaid interest thereon) and all other amounts owing under this Agreement or any Note to be due and payable forthwith, whereupon the same shall immediately become due and payable, (C) the Lender may exercise all rights and remedies available to it in equity, at law, or pursuant to the provisions of this Agreement or otherwise, (D) the Lender may terminate its commitment to make any future Loans to the Company (and such commitment automatically shall terminate if such event is an Event of Default specified in clause (i) or (ii) of subsection (c) above with respect to the Company).

7.2 Remedies Not Exclusive. The remedies conferred upon or reserved to the Lender are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Lender.

ARTICLE 8.

MISCELLANEOUS

8.1 Amendments. This Agreement and any terms hereof may not be amended, supplemented or modified except pursuant to a writing signed by both the Lender and the Company, provided however that this Agreement can not be amended without the written consent of Laurus.

8.2 Notices. All notices, requests and demands to or upon the respective parties hereto be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered: (a) by hand, upon receipt or (b) three (3) days after being deposited in the mail, postage prepaid, or (c) in the case of facsimile transmission notice, when received (with confirmation of receipt), or (d) in the case of delivery by a nationally recognized overnight courier, when received, in each case addressed to such addresses or fax number as may be hereafter notified by the respective parties hereto.

8.3 Successors and Assigns. The Company may not assign its rights or obligations under this Agreement or the Note without the consent of the Lender. Lender may assign its interests in this Agreement or any Note issued hereunder. This Agreement shall be binding upon and inure to the benefit of the Company and the Lender and their respective successors and permitted assigns.

8.4 Severability. Any provision of this Agreement which is prohibited or enforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction shall not invalidate or render enforceable such provision in any other jurisdiction.

8.5 Governing Law. THIS AGREEMENT AND ANY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date first above written.

LENDER:

Hopkins Capital Group II, LLC

By:	/s/ Francis E. O’Donnell, Jr.
Francis E. O’Donnell, Jr., M.D., Managing Member

Date: August 16, 2005

COMPANY:

Accentia Biopharmaceuticals, Inc.

BY:	/s/ Martin G. Baum
Martin G. Baum, President and Chief Operating Officer, Specialty Pharmaceuticals

Date: August 16, 2005

BRIDGE LOAN PROMISSORY NOTE

$4,180,000

FOR VALUE RECEIVED, the undersigned, ACCENTIA BIOPHARMACEUTICALS, INC. (the “Payor” or the “Company”), having its executive office and principal place of business in Tampa, Florida, hereby promises to pay to HOPKINS CAPITAL GROUP II, INC. (the “Payee”) at such place as the Payee shall hereinafter specify in writing, Four Million One Hundred Eighty Thousand Dollars and No Cents ($4,180,000.00) in lawful money of the United States, with interest at the rate of four and one quarter per cent (4.25%) per annum (the “Contract Rate”). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears.

All principal and interest under this Note shall be due and on the Maturity Date, provided that: (i) there is no continuing material default in any Funding Document as defined in the Omnibus Amendment and Consent Agreement dated August 12, 2005 between the Company and Laurus Master Fund, Ltd, and (ii) at such time of proposed repayment, the total principal amount of outstanding indebtedness owed by the Company to Laurus Master Fund, Ltd. does not exceed $2,500,000. If the forgoing provisions are not satisfied on the Maturity Date, the loan shall be due and payable on the first date on which such provisions have been fully satisfied. “Maturity Date” shall mean the earlier of: (i) twenty-four (24) months from the Effective Date or (ii) a debt or equity financing transaction by the Company in an amount in excess of $35,000,000 net of discounts, commissions and placement fees.

This BRIDGE LOAN PROMISSORY NOTE is unsecured and is subordinated as to repayment to the indebtedness owed by the Company to Laurus Master Fund, Ltd. and McKesson Corporation.

The Company waives all rights to notice, presentment, or demand for repayment.

In the event suit is instituted to collect this Note and if the Payee is the prevailing party in such suit, the undersigned agrees to pay all costs of collection, including reasonable attorneys’ fees and costs as may be awarded by the court. This Note shall be governed by and construed under the laws of the State of Delaware.

ACCENTIA BIOPHARMACEUTICALS, INC.	Date: August 16, 2005

By:	/s/ Martin G. Baum
Its:	President and Chief Operating Officer, Specialty Pharmaceuticals